UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 4, 2013

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33607
(Commission File Number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite340,	77042
Houston, Texas	(Zip Code)
(Address of principal executive offices)

(713) 963-9522
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 4, 2013, in connection with the previously announced anticipated retirement of Bruce A. Streeter, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) appointed Quintin V. Kneen President and Chief Executive Officer. Such appointment was anticipated and previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2013. Concurrent with his appointment as President and Chief Executive Officer, Mr. Kneen’s base salary was increased to $500,000 per year and he was awarded options to purchase 30,301 shares of Company common stock. The options will vest over a three year period at one-third per year and have a seven year term. The number of options awarded was determined using the Black-Sholes value as of June 4, 2013, which was $12.30 per share. The exercise price is $45.68 per share, the June 4, 2013 closing price of the Company’s common stock on the New York Stock Exchange. This grant was made pursuant to the Company’s stockholder approved 2010 Omnibus Equity Incentive Plan.

The Company did not enter in any other compensatory related agreement or arrangement with Mr. Kneen in connection with his promotion, nor was there an amendment to any such agreement or arrangement that exists between the Company and Mr. Kneen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.
(Company)

/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

DATE: June 6, 2013